EX-99Q1(e): Copies of any new or amended Registrant investment advisory contracts

(e)(1) Amended No. 2 to the Advisory Fee Waiver Agreement, dated January 1, 2012, by Northern Institutional Funds and Northern Trust Investments, Inc. is hereby incorporated by reference to Exhibit (d)(27) in Registrant’s Post-Effective Amendment No. 69 filed with the Commission on March 21, 2012 (Accession No. 0001193125-12-125345).

(e)(2) Amended No. 3 to the Advisory Fee Waiver Agreement, dated February 24, 2012, by Northern Institutional Funds and Northern Trust Investments, Inc. is hereby incorporated by reference to Exhibit (d)(28) in Registrant’s Post-Effective Amendment No. 69 filed with the Commission on March 21, 2012 (Accession No. 0001193125-12-125345).